Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)

Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	17	1,005	121,183		21,450	44,564	38,708	15,831	630
Seniors Housing Triple-net	19	350	26,986		—	4,933	13,206	8,440	407
Outpatient Medical	19	446	26,630,886	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	32	294	37,515		—	—	1,022	—	36,493
Total	20	2,095

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	2Q23 NOI	2Q24 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	584	$215,079	$261,784	21.7%	924	$1,458,964	53.5%
Seniors Housing Triple-net	328	87,221	90,935	4.3%	347	395,748	14.5%
Outpatient Medical	410	123,246	125,840	2.1%	424	532,860	19.6%
Long-Term/Post-Acute Care	195	57,696	59,264	2.7%	261	337,736	12.4%
Total	1,517	$483,242	$537,823	11.3%	1,956	$2,725,308	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	84.4%	n/a	n/a	97.6%	1.0%	0.5%	0.9%
Seniors Housing Triple-net	83.0%	1.04	1.24	90.1%	1.6%	0.7%	7.6%
Outpatient Medical	94.2%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care (8)	81.1%	1.47	1.86	26.0%	46.3%	27.7%	—%
Total		1.19	1.46	93.6%	3.4%	1.9%	1.1%
Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 18 and 19 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 18 for reconciliation.
(5) Data as of June 30, 2024 for Seniors Housing Operating and Outpatient Medical and March 31, 2024 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.
(8) Long-Term/Post Acute Care coverage now includes 110 properties leased to Integra Healthcare Properties with EBITDARM and EBITDAR coverage of 1.95x and 1.50x, respectively, on a trailing twelve month basis as of March 31, 2024. Excluding these properties, Long-Term/Post-Acute Care EBITDARM and EBITDAR coverage is 1.72x and 1.42x, respectively, on a trailing twelve month basis as of March 31, 2024.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Cogir Management Corporation	105	$205,012	$—	$—	$—	$205,012	7.5%
Sunrise Senior Living	92	177,600	—	—	—	177,600	6.5%
Integra Healthcare Properties	147	—	—	—	155,840	155,840	5.7%
Oakmont Management Group	64	139,884	—	—	—	139,884	5.1%
Avery Healthcare	91	69,380	70,032	—	—	139,412	5.1%
StoryPoint Senior Living	94	83,380	25,936	—	—	109,316	4.0%
Sagora Senior Living	59	63,372	27,648	—	—	91,020	3.3%
Aspire Healthcare	53	—	—	—	84,572	84,572	3.1%
Legend Senior Living	45	71,616	—	—	1,240	72,856	2.7%
Brookdale Senior Living	84	—	68,516	—	—	68,516	2.5%
Remaining	1,122	648,724	203,612	532,860	96,080	1,481,276	54.5%
Total	1,956	$1,458,964	$395,748	$532,860	$337,736	$2,725,308	100.0%

By Country:
United States	1,692	$1,154,292	$313,896	$532,860	$331,016	$2,332,064	85.6%
United Kingdom	130	111,036	78,584	—	—	189,620	7.0%
Canada	134	193,636	3,268	—	6,720	203,624	7.4%
Total	1,956	$1,458,964	$395,748	$532,860	$337,736	$2,725,308	100.0%

By MSA:
Los Angeles	74	$95,024	$20,628	$40,572	$1,332	$157,556	5.8%
New York / New Jersey	77	75,132	14,488	39,504	3,608	132,732	4.9%
Dallas	72	63,000	7,556	29,376	4,496	104,428	3.8%
Washington D.C.	40	49,248	6,648	11,224	18,812	85,932	3.2%
Greater London	49	65,472	17,360	—	—	82,832	3.0%
Houston	40	10,604	4,264	53,592	—	68,460	2.5%
Philadelphia	46	16,512	5,476	18,976	24,740	65,704	2.4%
Montréal	25	63,992	—	—	—	63,992	2.3%
Chicago	49	35,488	7,020	9,572	5,960	58,040	2.1%
San Francisco	25	36,128	11,096	1,808	2,424	51,456	1.9%
Charlotte	29	10,672	10,016	24,116	—	44,804	1.6%
Raleigh	13	9,524	30,024	3,176	—	42,724	1.6%
Seattle	30	20,292	3,656	15,520	1,916	41,384	1.5%
Tampa	38	4,404	2,220	5,984	27,904	40,512	1.5%
Boston	21	29,180	5,412	1,776	—	36,368	1.3%
San Diego	18	13,620	7,100	11,800	3,000	35,520	1.3%
Miami	41	1,716	1,416	15,660	13,780	32,572	1.2%
Baltimore	16	5,992	1,776	12,600	11,900	32,268	1.2%
Columbus	23	16,492	10,440	—	3,040	29,972	1.1%
Pittsburgh	27	13,668	4,900	3,644	7,740	29,952	1.1%
Remaining	1,203	822,808	224,248	233,960	207,080	1,488,096	54.7%
Total	1,956	$1,458,964	$395,748	$532,860	$337,736	$2,725,308	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	2Q23	3Q23	4Q23	1Q24	2Q24
Properties	886	883	915	935	947
Units	89,932	90,953	99,387	101,395	105,076
Total occupancy	79.6%	80.7%	82.2%	82.5%	82.8%
Total revenues	$1,178,975	$1,221,753	$1,287,666	$1,386,818	$1,453,891
Operating expenses	902,068	933,463	982,077	1,034,982	1,066,391
NOI	$276,907	$288,290	$305,589	$351,836	$387,500
NOI margin	23.5%	23.6%	23.7%	25.4%	26.7%
Recurring cap-ex	$32,791	$31,685	$49,297	$37,104	$56,151
Other cap-ex	$66,002	$68,281	$85,506	$70,428	$82,217

Same Store Performance(2)	2Q23	3Q23	4Q23	1Q24	2Q24
Properties	584	584	584	584	584
Units	62,108	62,109	62,052	62,054	62,048
Occupancy	82.1%	83.5%	84.7%	84.6%	84.9%
Same store revenues	$882,361	$909,251	$925,885	$947,684	$958,442
Compensation	398,342	405,908	415,219	412,866	415,523
Utilities	37,416	43,266	40,248	44,590	37,960
Food	34,186	34,984	36,572	35,684	35,504
Repairs and maintenance	23,284	25,408	25,460	24,940	25,080
Property taxes	33,169	33,363	31,633	34,077	35,193
All other	140,885	140,973	149,598	145,616	147,398
Same store operating expenses	667,282	683,902	698,730	697,773	696,658
Same store NOI	$215,079	$225,349	$227,155	$249,911	$261,784
Same store NOI margin %	24.4%	24.8%	24.5%	26.4%	27.3%
Year over year NOI growth rate					21.7%
Year over year revenue growth rate					8.6%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Top Markets	2Q24 NOI	% of Total
Cogir Management Corporation	105	17,327	93.7%	Southern California	$34,534	8.9%
Sunrise Senior Living	92	8,186	94.6%	Northern California	25,631	6.6%
Oakmont Management Group	64	6,611	100.0%	New York / New Jersey	18,647	4.8%
StoryPoint Senior Living	73	8,641	100.0%	Montréal	17,081	4.4%
Legend Senior Living	44	3,530	94.3%	Greater London, UK	16,368	4.2%
Avery Healthcare	41	3,245	97.7%	Dallas	15,815	4.1%
Belmont Village	21	2,804	95.0%	Washington D.C.	13,872	3.6%
Sagora Senior Living	38	5,231	99.7%	Chicago	8,697	2.2%
Brandywine Living	29	2,722	100.0%	Toronto	7,813	2.0%
Atria Senior Living	63	7,297	100.0%	Boston	7,185	1.9%
Care UK	26	1,870	100.0%	Top Markets	165,643	42.7%
Clover Management	36	3,950	90.4%	All Other	221,857	57.3%
Pegasus Senior Living	30	3,345	100.0%	Total	$387,500	100.0%
Senior Resource Group	12	1,258	46.6%
Remaining	250	27,051
Total	924	103,068
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 18 and 19 for reconciliation.
(3) Represents partner concentration based on annualized In-Place NOI for the quarter ended June 30, 2024. Property count and pro rata units represent the In-Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<.85x	0.3%	—%	0.3%	9	2	0.9%	0.4%	1.3%	10	5
.85x-.95x	—%	—%	—%	—	—	2.9%	0.8%	3.7%	8	4
.95x-1.05x	0.6%	—%	0.6%	11	1	0.8%	—%	0.8%	12	2
1.05x-1.15x	2.3%	1.3%	3.6%	7	6	4.1%	—%	4.1%	8	5
1.15x-1.25x	1.0%	—%	1.0%	13	1	2.6%	—%	2.6%	10	1
1.25x-1.35x	1.6%	—%	1.6%	11	2	0.2%	—%	0.2%	12	1
>1.35	5.9%	5.1%	11.0%	13	15	0.2%	5.2%	5.4%	17	9
Total	11.7%	6.4%	18.1%	11	27	11.7%	6.4%	18.1%	11	27

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2024	$13,495	$42,795	$—	$4,482	$60,772	4.0%
2025	5,837	38,230	720	44,966	89,753	5.9%
2026	3,263	44,987	9,203	38,720	96,173	6.3%
2027	—	47,306	1,259	57,443	106,008	7.0%
2028	—	47,072	6,404	98,759	152,235	10.0%
2029	1,051	45,849	—	3,271	50,171	3.3%
2030	11,806	39,834	29,124	349	81,113	5.3%
2031	6,571	45,243	4,430	226	56,470	3.7%
2032	94,226	48,181	—	340	142,747	9.4%
2033	55,517	32,702	—	—	88,219	5.8%
Thereafter	159,168	150,202	284,698	1,664	595,732	39.3%
	$350,934	$582,401	$335,838	$250,220	$1,519,393	100.0%

Weighted Avg Maturity Years	10	7	14	3	9

Notes:
(1) Represents trailing twelve month coverage metrics as of March 31, 2024 for stable portfolio only. Agreements included represent 68% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 18 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments classified as held for sale, as well as Seniors Housing Triple-net and Long-Term / Post-Acute Care leases accounted for on a cash basis where substantially all contractual rental income during the most recent period was not collected. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	2Q23	3Q23	4Q23	1Q24	2Q24
Properties	420	422	426	427	425
Square feet	20,236,315	20,748,969	21,043,557	21,148,949	21,208,417
Occupancy	94.4%	94.5%	94.5%	94.2%	94.2%
Total revenues	$186,802	$195,136	$192,822	$203,849	$202,352
Operating expenses	59,358	63,831	55,060	65,162	63,440
NOI	$127,444	$131,305	$137,762	$138,687	$138,912
NOI margin	68.2%	67.3%	71.4%	68.0%	68.6%
Revenues per square foot	$36.92	$37.62	$36.65	$38.55	$38.16
NOI per square foot	$25.19	$25.31	$26.19	$26.23	$26.20
Recurring cap-ex	$7,400	$18,340	$21,106	$14,512	$11,098
Other cap-ex	$4,397	$8,545	$10,151	$7,826	$14,389

Same Store Performance(2)	2Q23	3Q23	4Q23	1Q24	2Q24
Properties	410	410	410	410	410
Occupancy	94.8%	94.9%	94.7%	94.4%	94.3%
Same store revenues	$182,422	$185,522	$178,967	$187,795	$185,950
Same store operating expenses	59,176	61,568	51,780	61,705	60,110
Same store NOI	$123,246	$123,954	$127,187	$126,090	$125,840
NOI margin	67.6%	66.8%	71.1%	67.1%	67.7%
Year over year NOI growth rate					2.1%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$46,202	7.9%	Health system affiliated properties as % of NOI(3)	87.6%
UnitedHealth	18,446	3.2%	Health system affiliated tenants as % of rental income(3)	61.6%
Novant Health	17,627	3.0%	Investment grade tenants as % of rental income(3)	56.3%
Providence Health & Services	16,932	2.9%	Retention (trailing twelve months)(3)	92.7%
Common Spirit Health	15,938	2.7%	In-house managed properties as % of square feet(3,4)	86.4%
Remaining portfolio	467,256	80.3%	Average remaining lease term (years)(3)	6.8
Total	$582,401	100.0%	Average building size (square feet)(3)	60,360
			Average age (years)	19

Expirations(3)	2024	2025	2026	2027	2028	Thereafter
Occupied square feet	1,440,882	1,232,319	1,628,730	1,593,088	1,663,288	12,419,542
% of occupied square feet	7.2%	6.2%	8.2%	8.0%	8.3%	62.1%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 410 same store properties representing 20,200,692 square feet. See pages 18 and 19 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2020	2021	2022	2023	1Q24	2Q24	20-24 Total
Count	12	35	27	52	3	12	141
Total	$910,217	$4,101,534	$2,785,739	$4,222,706	$61,034	$937,122	$13,018,352
Low	6,201	5,000	6,485	2,950	6,786	15,923	2,950
Median	48,490	45,157	66,074	65,134	23,753	34,725	45,555
High	235,387	1,576,642	389,149	644,443	30,495	374,281	1,576,642

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Repayments	Yield
April	$1,247,162	7.6%	$74,993	-0.7%	$505,766	5.6%
May	44,904	6.8%	21,879	5.0%	37,390	7.6%
June	131,359	7.9%	117,418	4.3%	35,332	4.5%
Total	$1,423,425	7.6%	$214,290	2.6%	$578,488	5.7%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Includes advances for non-real estate loans. Excludes land acquisitions and advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Second Quarter 2024
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	13	1,632	units	$270,183	$815,219
Seniors Housing Triple-net	2	110	units	295,891	32,548
Outpatient Medical	1	103,652	sf	439	45,555
Long-Term/Post-Acute Care	2	412	beds	106,311	43,800
Loan funding					486,303
Total acquisitions and loan funding(2)	18				1,423,425	7.6%

Development Funding(3)
Development projects:
Seniors Housing Operating	35	6,092	units		146,857
Outpatient Medical	13	1,115,705	sf		93,001
Total development projects	48				239,858
Redevelopment and expansion projects:
Seniors Housing Operating	4	542	units		10,124
Outpatient Medical	1	17,082	sf		1,458
Total redevelopment and expansion projects	5				11,582

Total development funding	53				251,440	7.0%

Total gross investments					1,674,865	7.5%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	15	2,045	units	233,450	363,268
Outpatient Medical	4	304,881	sf	375	55,799
Long-Term/Post-Acute Care	1	160	beds	137,500	22,000
Loan repayments					137,421
Total dispositions and loan repayments(5)	20				578,488	5.7%

Net investments (dispositions)					$1,096,377

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in 71 existing Seniors Housing Operating properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in 14 existing Seniors Housing Operating properties which are excluded from property, unit and per unit metrics.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2024
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	16	1,995	units	$251,615	$876,253
Seniors Housing Triple-net	2	110	units	295,891	32,548
Outpatient Medical	1	103,652	sf	439	45,555
Long-Term/Post-Acute Care	2	412	beds	106,311	43,800
Loan funding					633,203
Total acquisitions and loan funding(2)	21				1,631,359	7.5%

Development Funding(3)
Development projects:
Seniors Housing Operating	37	6,486	units		309,655
Outpatient Medical	14	1,237,073	sf		166,131
Total development projects	51				475,786
Redevelopment and expansion projects:
Seniors Housing Operating	4	542	units		12,495
Outpatient Medical	2	36,332	sf		4,454
Total redevelopment and expansion projects	6				16,949

Total development funding	57				492,735	7.0%

Total gross investments					2,124,094	7.4%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	25	2,952	units	248,104	433,790
Outpatient Medical	4	304,881	sf	375	55,799
Long-Term/Post-Acute Care	1	160	beds	137,500	22,000
Loan repayments					173,893
Total dispositions and loan repayments(5)	30				685,482	5.6%

Net investments (dispositions)					$1,438,612

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in 71 existing Seniors Housing Operating properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in 14 existing Seniors Housing Operating properties which are excluded from property, unit and per unit metrics.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility MSA	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Future Funding	Estimated Conversion(2)

Seniors Housing Operating
Washington D.C.	302	—	190	89	23	$156,499	$10,486	3Q24
Vancouver, BC	85	—	—	45	40	59,271	—	3Q24
Hartford, CT	128	128	—	—	—	22,072	—	3Q24
Hartford, CT	122	122	—	—	—	20,679	—	3Q24
Dallas, TX	55	55	—	—	—	17,661	—	1Q24 - 3Q24
Cincinnati, OH	122	122	—	—	—	15,602	154	3Q24
Norwich, UK	80	—	—	52	28	9,998	2,281	3Q24
Boston, MA	160	—	82	37	41	157,758	20,637	4Q24
Miami, FL	91	—	—	55	36	67,754	9,205	4Q24
Phoenix, AZ	199	199	—	—	—	51,310	348	3Q24 - 4Q24
Tampa, FL	206	206	—	—	—	49,325	7,397	3Q24 - 4Q24
Sacramento, CA	100	—	—	70	30	47,623	13,272	4Q24
Kansas City, MO	134	134	—	—	—	21,000	—	4Q24
Little Rock, AR	283	283	—	—	—	14,823	2,954	3Q24 - 4Q24
Cambridge, UK	70	—	—	45	25	9,172	3,319	4Q24
San Jose, CA	685	509	—	143	33	175,381	4,242	1Q25
Washington D.C.	137	—	53	47	37	130,331	31,545	1Q25
San Jose, CA	158	—	—	158	—	61,929	28,905	1Q25
Chattanooga, TN	243	243	—	—	—	61,587	41,474	3Q24 - 1Q25
Houston, TX	80	80	—	—	—	22,424	15,186	1Q25
Columbus, OH	409	409	—	—	—	82,069	29,117	2Q25
Kansas City, MO	265	265	—	—	—	70,864	21,455	2Q25
Sherman, TX	237	237	—	—	—	74,846	31,868	3Q24 - 2Q25
Naples, FL	188	188	—	—	—	52,343	15,610	4Q24 - 2Q25
Phoenix, AZ	110	110	—	—	—	39,705	12,829	3Q24 - 2Q25
London, UK	62	—	—	40	22	8,903	4,879	3Q25
Dallas, TX	141	141	—	—	—	46,344	33,938	4Q24 - 4Q25
Brighton and Hove, UK	70	—	—	45	25	11,023	6,676	4Q25
Dallas, TX	201	201	—	—	—	65,655	46,501	1Q26
Birmingham, UK	77	—	—	18	59	18,375	15,296	1Q26
Killeen, TX	256	256	—	—	—	68,297	39,326	4Q23 - 3Q26
Tallahassee, FL	206	206	—	—	—	48,086	42,766	4Q25 - 3Q26
Various(3)	272	76	196	—	—	28,569	7,446	1Q24 - 4Q24
Subtotal	5,934	4,170	521	844	399	1,787,278	499,112

Outpatient Medical			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Future Funding	Estimated Conversion
Santa Fe, NM			90,000	100%	Yes	39,208	8,431	3Q24
Houston, TX			135,255	100%	Yes	86,559	32,529	4Q24
Houston, TX			111,803	100%	Yes	78,282	33,112	4Q24
Houston, TX			36,248	100%	Yes	32,991	10,695	4Q24
Houston, TX			50,323	100%	Yes	30,156	10,432	4Q24
Houston, TX			51,134	100%	Yes	28,723	7,809	4Q24
Dallas, TX			12,000	100%	Yes	6,330	2,627	4Q24
Houston, TX			116,000	100%	Yes	76,800	54,067	1Q25
Durango, CO			33,290	100%	Yes	24,112	15,253	4Q24 - 1Q25
Oklahoma City, OK			47,636	100%	Yes	40,543	23,051	2Q25
Dallas, TX			141,269	74.7%	Yes	58,362	51,909	3Q25
Subtotal			824,958			502,066	249,915

Total Development Projects						$2,289,344	$749,027

(1) Includes development and redevelopment projects (construction in progress, development loans and in-substance real estate) but excludes expansion projects. Commitment amount represents current cash amount funded plus unfunded commitments to complete development, but excludes capitalized interest.
(2) Estimated conversion ranges relate to projects to be delivered in phases.
(3) Includes two redevelopment projects.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(2)	2024 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	34	5,934	7.3%	$195,473	$303,639	$499,112	$1,787,278
Outpatient Medical	11	824,958	6.5%	132,880	117,035	249,915	502,066
Total	45		7.1%	$328,353	$420,674	$749,027	$2,289,344

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q24 actual	$162,557	3.7%	6.6%	2024 actual	$360,750	3.0%	6.6%
2Q24 actual	198,193	2.5%	6.7%	2024 estimate	1,051,365	1.7%	7.3%
3Q24 estimate	340,990	0.1%	7.5%	2025 estimate	1,037,566	2.5%	6.8%
4Q24 estimate	710,375	2.4%	7.2%	2026 estimate	200,413	0.2%	7.7%
1Q25 estimate	552,564	3.9%	7.0%	Total	$2,650,094	2.1%	7.1%
2Q25 estimate	360,370	1.2%	6.4%
3Q25 estimate	67,265	0.7%	7.5%
4Q25 estimate	57,367	(0.3)%	7.2%
1Q26 estimate	84,030	(0.2)%	8.0%
3Q26 estimate	116,383	0.5%	7.5%
Total	$2,650,094	2.1%	7.1%

Unstabilized Properties
	03/31/2024 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	06/30/2024 Properties	Beds / Units
Seniors Housing Operating	43	(1)	4	—	46	6,611
Seniors Housing Triple-net	7	—	—	1	8	1,014
Total	50	(1)	4	1	54	7,625

Occupancy	03/31/2024 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	06/30/2024 Properties
0% - 50%	16	—	3	1	(5)	15
50% - 70%	20	—	1	—	—	21
70% +	14	(1)	—	—	5	18
Total	50	(1)	4	1	—	54

Occupancy	06/30/2024 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	15	13	$74,115	1.0%	$636,594	1.3%
50% - 70%	21	28	188,468	2.5%	1,091,598	2.3%
70% +	18	32	204,380	2.7%	779,593	1.6%
Total	54	21	$466,963	6.2%	$2,507,785	5.2%

Notes:
(1) Includes development and redevelopment projects (construction in progress, development loans and in substance real estate) and excludes expansion projects. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 12.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$1,458,964	103,068	units
Seniors Housing Triple-net	395,748	25,288	units
Outpatient Medical	532,860	21,316,308	square feet
Long-Term/Post-Acute Care	337,736	31,966	beds
Total In-Place NOI(2)	2,725,308
Incremental stabilized NOI(3)	118,096
Total stabilized NOI	$2,843,404

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	12,324,129
Secured debt(4)	2,773,388
Financing lease liabilities	95,840
Total debt	$15,193,357
Add (Subtract):
Other liabilities (assets), net(5)	$535,806
Cash and cash equivalents and restricted cash	(2,907,205)
Net obligations	$12,821,958

Other Assets
Land parcels(6)	$329,891	Effective Interest Rate(9)
Real estate loans receivable(7)	2,621,687	10.7%
Non-real estate loans receivable(8)	296,153	10.8%
Joint venture real estate loans receivables(10)	275,138	5.8%
Property dispositions(11)	600,901
Development properties:(12)
Current balance	1,541,942
Unfunded commitments	754,533
Committed balances	$2,296,475
Projected yield	7.1%
Projected NOI	$163,050

Common Shares Outstanding(13)	610,187
Notes:
(1) Includes $2,636,000 attributable to our proportional share of income (loss) from unconsolidated management company investments.
(2) See page 18 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $749,030,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such straight-line rent receivable, unearned revenues, intangible assets and above/below market lease intangibles.
(6) Includes land parcels and predevelopment projects.
(7) Represents $2,647,892,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, and net of $26,205,000 of credit allowances.
(8) Represents $467,551,000 of non-real estate loans, net of $171,398,000 of credit allowances.
(9) Average cash-pay interest rates are 7.0%, 1.0% and 5.8% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(10) Represents our partners' share of Welltower loans made to select joint ventures secured by the joint venture owned properties.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) See pages 9-10. Includes expansion projects. Includes partial conversions to date.
(13) Includes OP Units and DownREIT Units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	2Q23	3Q23	4Q23	1Q24	2Q24
Revenues:
Seniors Housing Operating
Resident fees and services	$1,173,630	$1,216,368	$1,280,154	$1,379,295	$1,435,064
Interest income	1,850	1,928	2,968	4,716	15,748
Other income	3,495	3,457	4,544	2,807	3,079
Total revenues	1,178,975	1,221,753	1,287,666	1,386,818	1,453,891

Seniors Housing Triple-net
Rental income	118,115	110,705	115,615	110,967	30,113
Interest income	32,657	33,523	36,150	35,478	34,594
Other income	1,202	1,168	924	955	1,032
Total revenues	151,974	145,396	152,689	147,400	65,739

Outpatient Medical
Rental income	185,133	192,732	190,211	200,593	198,924
Interest income	95	98	382	852	848
Other income	1,574	2,306	2,229	2,404	2,580
Total revenues	186,802	195,136	192,822	203,849	202,352

Long-Term/Post-Acute Care
Rental income	75,766	77,516	96,146	104,046	104,312
Interest income	8,264	10,981	15,784	15,823	16,034
Other income	65,490	315	6	244	43
Total revenues	149,520	88,812	111,936	120,113	120,389

Corporate
Other income	16,807	33,802	30,021	28,729	31,873
Total revenues	16,807	33,802	30,021	28,729	31,873

Total
Rental income	379,014	380,953	401,972	415,606	333,349
Resident fees and services	1,173,630	1,216,368	1,280,154	1,379,295	1,435,064
Interest Income	42,866	46,530	55,284	56,869	67,224
Other Income	88,568	41,048	37,724	35,139	38,607
Total revenues	1,684,078	1,684,899	1,775,134	1,886,909	1,874,244

Property operating expenses:
Seniors Housing Operating	902,068	933,463	982,077	1,034,982	1,066,391
Seniors Housing Triple-net	7,996	7,849	6,662	7,559	7,231
Outpatient Medical	59,358	63,831	55,060	65,162	63,440
Long-Term/Post-Acute Care	2,827	2,386	3,298	3,448	3,458
Corporate	4,135	3,980	5,957	3,636	4,713
Total property operating expenses	976,384	1,011,509	1,053,054	1,114,787	1,145,233

Net operating income:
Seniors Housing Operating	276,907	288,290	305,589	351,836	387,500
Seniors Housing Triple-net	143,978	137,547	146,027	139,841	58,508
Outpatient Medical	127,444	131,305	137,762	138,687	138,912
Long-Term/Post-Acute Care	146,693	86,426	108,638	116,665	116,931
Corporate	12,672	29,822	24,064	25,093	27,160
Net operating income	$707,694	$673,390	$722,080	$772,122	$729,011
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 17. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	June 30, 2024		June 30, 2024
Net income (loss)	$615,466		$260,670
Interest expense	591,848		133,424
Income tax expense (benefit)	7,108		1,101
Depreciation and amortization	1,467,952		382,045
EBITDA	2,682,374		777,240
Loss (income) from unconsolidated entities	8,926		(4,896)
Stock-based compensation	38,364		10,026
Loss (gain) on extinguishment of debt, net	1,712		1,705
Loss (gain) on real estate dispositions, net	(240,469)		(166,443)
Impairment of assets	68,107		2,394
Provision for loan losses, net	12,753		5,163
Loss (gain) on derivatives and financial instruments, net	(13,209)		(5,825)
Other expenses	137,342		48,684
Casualty losses, net of recoveries	6,163		1,953
Other impairment(2)	114,316		88,318
Total adjustments	134,005		(18,921)
Adjusted EBITDA	$2,816,379		$758,319

Interest Coverage Ratios
Interest expense	$591,848		$133,424
Capitalized interest	56,781		14,478
Non-cash interest expense	(30,824)		(8,953)
Total interest	$617,805		$138,949
EBITDA	$2,682,374		$777,240
Interest coverage ratio	4.34	x	5.59	x
Adjusted EBITDA	$2,816,379		$758,319
Adjusted Interest coverage ratio	4.56	x	5.46	x

Fixed Charge Coverage Ratios
Total interest	$617,805		$138,949
Secured debt principal amortization	47,289		10,107
Total fixed charges	$665,094		$149,056
EBITDA	$2,682,374		$777,240
Fixed charge coverage ratio	4.03	x	5.21	x
Adjusted EBITDA	$2,816,379		$758,319
Adjusted Fixed charge coverage ratio	4.23	x	5.09	x

Net Debt to EBITDA Ratios
Total debt(3)			$14,027,128
Less: cash and cash equivalents and restricted cash			(2,863,598)
Net debt			$11,163,530
EBITDA Annualized			$3,108,960
Net debt to EBITDA ratio			3.59	x
Adjusted EBITDA Annualized			$3,033,276
Net debt to Adjusted EBITDA ratio			3.68	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Represents the write-off of straight-line rent receivable and unamortized lease incentive balances relating to leases placed on cash recognition.
(3) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $91,361,000. Excludes operating lease liabilities of $302,309,000 related to ASC 842 adoption.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	14,027,128	34.34%
Cash and cash equivalents and restricted cash	(2,863,598)	(7.01)%
Net debt to consolidated book capitalization	$11,163,530	27.33%
Total equity(4)	29,688,579	72.67%
Consolidated book capitalization	$40,852,109	100.00%
Joint venture debt, net(5)	972,705
Total book capitalization	$41,824,814

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	14,027,128	27.63%
Cash and cash equivalents and restricted cash	(2,863,598)	(5.64)%
Net debt to consolidated undepreciated book capitalization	$11,163,530	21.99%
Accumulated depreciation and amortization	9,908,007	19.52%
Total equity(4)	29,688,579	58.49%
Consolidated undepreciated book capitalization	$50,760,116	100.00%
Joint venture debt, net(5)	972,705
Total undepreciated book capitalization	$51,732,821

Enterprise value
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	14,027,128	18.63%
Cash and cash equivalents and restricted cash	(2,863,598)	(3.80)%
Net debt to consolidated enterprise value	$11,163,530	14.83%
Common shares outstanding	608,151
Period end share price	104.25
Common equity market capitalization	$63,399,742	84.22%
Noncontrolling interests(4)	712,153	0.95%
Consolidated enterprise value	$75,275,425	100.00%
Joint venture debt, net(5)	972,705
Total enterprise value	$76,248,130

Secured debt as % of total assets
Secured debt(2)	$1,765,992	3.19%
Gross asset value(6)	$55,441,944

Total debt as % of gross asset value
Total debt(2)(3)	$14,027,128	25.30%
Gross asset value(6)	$55,441,944

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$12,169,775	24.17%
Unencumbered gross assets(7)	$50,355,701

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $91,361,000 and excludes operating lease liabilities of $302,309,000 related to ASC 842 adoption.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equals gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Scheduled Principal Amortization(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(8)	% of Total	Wtd. Avg. Interest Rate (9)
2024	$—	$—	$106,622	$104,167	$(1,181)	$209,608	1.39%	4.71%
2025	—	1,260,000	319,175	516,419	(1,025)	2,094,569	13.87%	4.03%
2026	—	700,000	151,137	49,970	(1,935)	899,172	5.96%	3.99%
2027	—	1,901,929	182,536	121,590	(2,205)	2,203,850	14.60%	4.67%
2028	—	2,480,200	102,640	27,980	(142)	2,610,678	17.29%	3.79%
2029	—	1,050,000	337,619	44,419	(710)	1,431,328	9.48%	3.82%
2030	—	750,000	57,040	35,280	(123)	842,197	5.58%	3.14%
2031	—	1,350,000	6,950	32,734	(128)	1,389,556	9.20%	2.78%
2032	—	1,050,000	47,924	5,057	(134)	1,102,847	7.30%	3.38%
2033	—	—	395,472	8,376	(35,358)	368,490	2.44%	4.88%
Thereafter	—	1,782,000	93,569	74,578	(4,924)	1,945,223	12.91%	5.04%
Totals	$—	$12,324,129	$1,800,684	$1,020,570	$(47,865)	$15,097,518	100.00%

Weighted Avg. Interest Rate(9)	—	3.94%	4.64%	3.70%	4.67%	4.01%

Weighted Avg. Maturity Years	—	6.0	5.2	4.4	8.5	5.8

% Floating Rate Debt(8)	100.00%	5.62%	20.21%	1.62%	2.07%	7.10%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(8)	Investment Hedges(10)
United States	$—	$10,595,000	$1,309,109	$756,358	$(41,108)	$12,619,359	$—
United Kingdom	—	1,327,200	—	—	—	1,327,200	2,099,135
Canada	—	401,929	491,575	264,212	(6,757)	1,150,959	1,973,107
Totals	$—	$12,324,129	$1,800,684	$1,020,570	$(47,865)	$15,097,518	$4,072,242

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of June 30, 2024. The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2026 and a $3,000,000,000 tranche that matures on June 4, 2025. Both tranches may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) 2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $182,695,000 USD at June 30, 2024). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.85% for USD and adjusted CORRA + 0.85% for CAD. Both term loans may be extended for two successive terms of six months at our option.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $219,234,000 USD at June 30, 2024) that matures on January 15, 2027.
(5) 2028 includes $1,035,000,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
(6) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $695,200,000 USD at June 30, 2024). The notes mature on November 20, 2028.
(7) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $632,000,000 USD at June 30, 2024). The notes mature on December 1, 2034.
(8) Excludes operating lease liabilities of $302,309,000 and finance lease liabilities of $91,361,000 related to ASC 842.
(9) Based on variable interest rates and foreign currency exchange rates in effect as of June 30, 2024. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.775%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt and CORRA-based floating rate debt to fixed rate debt.
(10) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $35,763,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. generally structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007, as well as Wellness Housing properties.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to managers, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room at our Seniors Housing Operating properties. These metrics are calculated as our pro rata version of total resident fees and services revenues or property operating expenses from the income statement divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and includes any revenue or expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and consolidated enterprise value. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Consolidated enterprise value represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	2Q23	3Q23	4Q23	1Q24	2Q24
Net income (loss)	$106,342	$134,722	$88,440	$131,634	$260,670
Loss (gain) on real estate dispositions, net	2,168	(71,102)	1,783	(4,707)	(166,443)
Loss (income) from unconsolidated entities	40,332	4,031	2,008	7,783	(4,896)
Income tax expense (benefit)	3,503	4,584	(4,768)	6,191	1,101
Other expenses	11,069	38,220	36,307	14,131	48,684
Impairment of assets	1,086	7,388	14,994	43,331	2,394
Provision for loan losses, net	2,456	4,059	2,517	1,014	5,163
Loss (gain) on extinguishment of debt, net	1	1	—	6	1,705
Loss (gain) on derivatives and financial instruments, net	1,280	2,885	(7,215)	(3,054)	(5,825)
General and administrative expenses	44,287	46,106	44,327	53,318	55,565
Depreciation and amortization	341,945	339,314	380,730	365,863	382,045
Interest expense	152,337	156,532	154,574	147,318	133,424
Consolidated net operating income	706,806	666,740	713,697	762,828	713,587
NOI attributable to unconsolidated investments(1)	25,150	29,488	30,785	32,090	32,720
NOI attributable to noncontrolling interests(2)	(24,262)	(22,838)	(22,402)	(22,796)	(17,296)
Pro rata net operating income (NOI)(3)	$707,694	$673,390	$722,080	$772,122	$729,011

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$1,453,891	$65,739	$202,352	$120,389	$31,873	$1,874,244
Property operating expenses	(1,066,391)	(7,231)	(63,440)	(3,458)	(4,713)	(1,145,233)
NOI(3)	387,500	58,508	138,912	116,931	27,160	729,011
Adjust:
Interest income	(15,748)	(34,594)	(848)	(16,034)	—	(67,224)
Other income	(2,177)	(182)	(182)	(43)	(26,746)	(29,330)
Sold / held for sale	(3,369)	(34)	(426)	188	—	(3,641)
Non operational(4)	1,846	—	138	(510)	—	1,474
Non In-Place NOI(5)	(6,366)	76,751	(6,176)	(16,828)	(414)	46,967
Timing adjustments(6)	3,055	(1,512)	1,797	730	—	4,070
Total adjustments	(22,759)	40,429	(5,697)	(32,497)	(27,160)	(47,684)
In-Place NOI	364,741	98,937	133,215	84,434	—	681,327
Annualized In-Place NOI	$1,458,964	$395,748	$532,860	$337,736	$—	$2,725,308

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	1,005	350	446	294	2,095
Recent acquisitions/ development conversions(7)	(80)	(2)	(12)	(60)	(154)
Under development	(33)	—	(11)	—	(44)
Under redevelopment(8)	(4)	—	—	(4)	(8)
Current held for sale	(24)	—	(1)	(28)	(53)
Land parcels, loans and sub-leases	(15)	(4)	(9)	—	(28)
Transitions(9)	(256)	(16)	—	(2)	(274)
Other(10)	(9)	—	(3)	(5)	(17)
Same store properties	584	328	410	195	1,517
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 12 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(7) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	2Q23	3Q23	4Q23	1Q24	2Q24	Y/o/Y
Seniors Housing Operating
NOI	$276,907	$288,290	$305,589	$351,836	$387,500
Non-cash NOI on same store properties	(1,047)	(775)	(747)	(427)	(230)
NOI attributable to non-same store properties	(53,574)	(59,158)	(79,466)	(102,557)	(130,203)
Currency and ownership adjustments(1)	958	777	1,119	307	(58)
Normalizing adjustment for government grants(2)	(5,347)	(3,283)	(5)	(198)	(72)
Normalizing adjustments for management fees(3)	(4,732)	(917)	(716)	—	4,076
Normalizing adjustment for casualty related expenses, net(4)	2,714	(9)	525	950	771
Other normalizing adjustments(5)	(800)	424	856	—	—
SSNOI	215,079	225,349	227,155	249,911	261,784	21.7%

Seniors Housing Triple-net
NOI	143,978	137,547	146,027	139,841	58,508
Non-cash NOI on same store properties	(9,255)	(8,733)	(11,627)	(8,441)	80,945
NOI attributable to non-same store properties	(47,391)	(39,978)	(44,259)	(39,629)	(48,276)
Currency and ownership adjustments(1)	(111)	(312)	36	(344)	(242)
SSNOI	87,221	88,524	90,177	91,427	90,935	4.3%

Outpatient Medical
NOI	127,444	131,305	137,762	138,687	138,912
Non-cash NOI on same store properties	(4,771)	(5,072)	(5,649)	(3,382)	(4,040)
NOI attributable to non-same store properties	(1,556)	(3,489)	(5,222)	(9,339)	(9,795)
Currency and ownership adjustments(1)	2,306	831	56	33	29
Other normalizing adjustments(5)	(177)	379	240	91	734
SSNOI	123,246	123,954	127,187	126,090	125,840	2.1%

Long-Term/Post-Acute Care
NOI	146,693	86,426	108,638	116,665	116,931
Non-cash NOI on same store properties	(13,815)	(11,733)	(11,672)	(10,592)	(10,609)
NOI attributable to non-same store properties	(75,160)	(16,649)	(39,015)	(46,749)	(47,179)
Currency and ownership adjustments(1)	(22)	(25)	—	(16)	9
Other normalizing adjustments(5)	—	(122)	—	—	112
SSNOI	57,696	57,897	57,951	59,308	59,264	2.7%

Corporate
NOI	12,672	29,822	24,064	25,093	27,160
NOI attributable to non-same store properties	(12,672)	(29,822)	(24,064)	(25,093)	(27,160)
SSNOI	—	—	—	—	—

Total
NOI	707,694	673,390	722,080	772,122	729,011
Non-cash NOI on same store properties	(28,888)	(26,313)	(29,695)	(22,842)	66,066
NOI attributable to non-same store properties	(190,353)	(149,096)	(192,026)	(223,367)	(262,613)
Currency and ownership adjustments(1)	3,131	1,271	1,211	(20)	(262)
Normalizing adjustments, net	(8,342)	(3,528)	900	843	5,621
SSNOI	$483,242	$495,724	$502,470	$526,736	$537,823	11.3%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.36 and to translate UK properties at a GBP/USD rate of 1.25.
(2) Represents normalizing adjustment for amounts recognized related to Health and Human Services Provide Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents normalizing adjustments related to the accrual for an incentive management fee for one Seniors Housing Operating partner and the disposition of our ownership interest in three Seniors Housing Operating management company investments.
(4) Represents normalizing adjustment for casualty related expenses net of any insurance reimbursements.
(5) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$1,164,609	$118,133	$128,708	$1,411,450
Unconsolidated SHO revenues attributable to Welltower(1)	31,667	3,215	28,282	63,164
SHO revenues attributable to noncontrolling interests(2)	(18,115)	(305)	(2,303)	(20,723)
Pro rata SHO revenues(3)	1,178,161	121,043	154,687	1,453,891
SHO interest and other income	(4,926)	(34)	(1,594)	(6,554)
SHO revenues attributable to sold and held for sale properties	(2,077)	—	(10,899)	(12,976)
Currency and ownership adjustments(4)	(14,262)	(1)	(1,498)	(15,761)
SHO local revenues	1,156,896	121,008	140,696	1,418,600
Average occupied units/month	63,982	4,053	16,597	84,632
RevPOR/month in USD	$6,044	$9,979	$2,833	$5,603
RevPOR/month in local currency(4)		£8,316	$3,881

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	2Q23	2Q24	2Q23	2Q24	2Q23	2Q24	2Q23	2Q24
SHO SS RevPOR Growth
Consolidated SHO revenues	$934,244	$1,164,609	$113,875	$118,133	$116,320	$128,708	$1,164,439	$1,411,450
Unconsolidated SHO revenues attributable to WELL(1)	36,857	31,667	1,657	3,215	24,527	28,282	63,041	63,164
SHO revenues attributable to noncontrolling interests(2)	(17,100)	(18,115)	(8,148)	(305)	(23,257)	(2,303)	(48,505)	(20,723)
SHO pro rata revenues(3)	954,001	1,178,161	107,384	121,043	117,590	154,687	1,178,975	1,453,891
Non-cash and non-RevPOR revenues on same store properties	(2,920)	(1,329)	—	—	(240)	(424)	(3,160)	(1,753)
Revenues attributable to non-same store properties	(170,759)	(326,741)	(58,051)	(64,759)	(71,463)	(102,308)	(300,273)	(493,808)
Currency and ownership adjustments(4)	3,069	(147)	(276)	(752)	2,143	295	4,936	(604)
SHO SS RevPOR revenues(5)	$783,391	$849,944	$49,057	$55,532	$48,030	$52,250	$880,478	$957,726
Avg. occupied units/month(6)	42,394	43,704	1,998	2,127	6,590	6,855	50,982	52,686
SHO SS RevPOR(7)	$6,177	$6,500	$8,207	$8,727	$2,436	$2,548	$5,773	$6,076
SS RevPOR YOY growth		5.2%		6.3%		4.6%		5.3%

SHO SSNOI Growth
Consolidated SHO NOI	$229,006	$304,320	$17,497	$27,688	$32,749	$44,536	$279,252	$376,544
Unconsolidated SHO NOI attributable to WELL(1)	5,987	10,957	(389)	411	8,031	11,673	13,629	23,041
SHO NOI attributable to noncontrolling interests(2)	(8,574)	(10,702)	(1,585)	(305)	(5,815)	(1,078)	(15,974)	(12,085)
SHO pro rata NOI(3)	226,419	304,575	15,523	27,794	34,965	55,131	276,907	387,500
Non-cash NOI on same store properties	(1,047)	(248)	—	—	—	18	(1,047)	(230)
NOI attributable to non-same store properties	(29,079)	(82,290)	(7,062)	(15,172)	(17,433)	(32,741)	(53,574)	(130,203)
Currency and ownership adjustments(4)	186	(12)	(55)	(173)	827	127	958	(58)
Normalizing adjustment for government grants(8)	(5,347)	(72)	—	—	—	—	(5,347)	(72)
Normalizing adjustments for management fees(9)	(4,620)	4,076	—	—	(112)	—	(4,732)	4,076
Normalizing adjustment for casualty related expenses(10)	2,714	1,048	—	—	—	(277)	2,714	771
Other normalizing adjustments(11)	(800)	—	—	—	—	—	(800)	—
SHO pro rata SSNOI(5)	$188,426	$227,077	$8,406	$12,449	$18,247	$22,258	$215,079	$261,784
SHO SSNOI growth		20.5%		48.1%		22.0%		21.7%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(5)		$831,252		$49,752		$83,195		$964,199
Average units in service(12)		51,759		2,507		7,783		62,049
SSNOI/unit in USD		$16,060		$19,845		$10,689		$15,539
SSNOI/unit in local currency(4)				£16,538		$14,642
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 12 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.36 and to translate UK properties at a GBP/USD rate of 1.25.
(5) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 19 for more information.
(6) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(7) Represents pro rata SS average revenues generated per occupied room per month.
(8) Represents normalizing adjustment for amounts recognized related to Health and Human Services Provide Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(9) Represents normalizing adjustments related to the accrual for an incentive management fee for one Seniors Housing Operating partner and the disposition of our ownership interest in three Seniors Housing Operating management company investments.
(10) Represents normalizing adjustment for casualty related expenses net of any insurance reimbursements.
(11) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI
(12) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains "forward-looking statements"as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "pro forma," "estimate" or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, health emergencies (such as the COVID-19 pandemic) and other acts of God affecting Welltower's properties; Welltower's ability to re-lease space at similar rates as vacancies occur; Welltower's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower's financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower's reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated July 29, 2024 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading "Investors." Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE:WELL), a REIT and S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. Welltower invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

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